EXHIBIT 21


                      TASTY BAKING COMPANY AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT





The Registrant owns, directly or indirectly, 100% of the outstanding capital stock of the following subsidiaries:



       Business Name of Corporation               Jurisdiction of Incorporation

       TBC Financial Services, Inc.                        Pennsylvania
       Dutch Mill Baking Company                           New Jersey
       Tasty Baking Oxford, Inc.                           Pennsylvania
       Tastykake Investment Company                        Delaware


The aforementioned is included in the Consolidated Financial Statements of the Registrant filed herewith.